EXHIBIT 11
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                                ROSS STORES, INC.
                    ________________________________________

                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                (Amounts in thousands, except per share amounts)


                                                         Three Months Ended
                                                ______________________________________
                                                   August 2, 1997      August 3, 1996

                                                             Fully               Fully
                                                 Primary   Diluted   Primary   Diluted
                                                 _______________________________________

Net earnings                                     $27,998   $27,998   $18,649   $18,649
                                                 =======   =======   =======   =======
Weighted average shares outstanding:
Common shares                                     49,791    49,791    50,594    50,594

Common equivalent shares:
Stock options                                      1,060     1,097     1,264     1,266
                                                   _____     _____     _____     _____
Weighted average common and common
equivalent shares outstanding                     50,851    50,888    51,858    51,860
                                                  ======    ======    ======    ======
Earnings per common and common                     $ .55     $ .55      $.36      $.36
equivalent share
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
                                                          Six Months Ended
                                                 ______________________________________
                                                 August 2, 1997      August 3, 1996

                                                             Fully               Fully
                                                 Primary   Diluted   Primary   Diluted
                                                 ______________________________________

Net earnings                                    $ 51,751  $ 51,751  $ 32,584  $ 32,584
                                                ========  ========  ========  ========
Weighted average shares outstanding:
Common shares                                     49,595    49,594    50,326    50,326

Common equivalent shares:
Stock options                                      1,071     1,172     1,286     1,304
                                                   _____     _____     _____     _____
Weighted average common and common
equivalent shares outstanding                     50,666    50,766    51,612    51,630
                                                  ======    ======    ======    ======
Earnings per common and common
equivalent share                                   $1.02     $1.02     $ .63     $ .63
                                                   =====     =====     =====     =====
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